Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. section 1350, the undersigned officer of PFGI Capital Corporation (“PFGI Capital”) hereby certifies, to the best of such officer’s knowledge, that PFGI Capital’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PFGI Capital.

Date: May 14, 2010	/s/ Randall C. King

Randall C. King
President (Principal Executive Officer)